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                                                            EXHIBIT 23.3

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 of Airgas, Inc. of our report dated April 30, 1997, with respect to the financial statements of National Welders Supply Company, Inc. for the nine months ended March 29, 1997 (not separately presented), included in the March 31, 1997, Annual Report on Form 10-K of Airgas, Inc. and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Charlotte, North Carolina

May 26, 1998